UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 12, 2016

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-01405	DELMARVA POWER & LIGHT COMPANY (a Delaware and Virginia corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000	51-0084283

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 12, 2016, Delmarva Power & Light Company (DPL) issued $175 million aggregate principal amount of its First Mortgage Bonds, 4.15% Series due May 15, 2045. See Item 2.03 below for a description of the bonds and related agreements.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 12, 2016, DPL issued $175 million aggregate principal amount of its First Mortgage Bonds, 4.15% Series due May 15, 2045. The bonds were issued pursuant to DPL’s Mortgage and Deed of Trust, dated as of October 1, 1943, as amended and supplemented from time to time, including pursuant to the One Hundred and Sixteenth Supplemental Indenture, dated as of May 4, 2015, which established the terms of the bonds (the “116th Supplemental Indenture”) and the One Hundred and Eighteenth Supplemental Indenture, dated as of December 5, 2016, relating to the issuance of the bonds (the “Reopening Supplemental Indenture”). On May 11, 2015, DPL issued $200 million aggregate principal amount of First Mortgage Bonds, 4.15% Series due May 15, 2045, and following this offering, the aggregate principal amount of outstanding First Mortgage Bonds, 4.15% Series due May 15, 2045 is $375 million. The issuance of the bonds was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-213383-01).

DPL will use the net proceeds from the sale of the bonds to repay upon maturity $100 million aggregate principal amount of its 5.22% notes due December 30, 2016, plus accrued and unpaid interest thereon, which also will result in the extinguishment of an equal principal amount of first mortgage bonds that currently collateralize the maturing notes. DPL intends to use the remaining net proceeds to repay outstanding commercial paper and for general corporate purposes.

The bonds carry an interest rate of 4.15% per annum, which is payable semi-annually on May 15 and November 15, commencing on May 15, 2017. The bonds are redeemable in whole or in part at any time at DPL’s option as provided in the 116th Supplemental Indenture. A copy of the 116th Supplemental Indenture was filed as Exhibit 4.2 to DPL’s Current Report on Form 8-K filed May 5, 2015 and is incorporated herein by reference. A copy of the Reopening Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

In connection with the issuance of the bonds, Wendy Stark, Vice President and General Counsel of DPL, provided the legal opinion attached to this report as Exhibit 5.1.

A copy of the Underwriting Agreement dated December 5, 2016 among DPL, MUFG Securities Americas Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein is filed as Exhibit 1.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-213383-01, as noted below:

Exhibit No.	Description

1.1	Underwriting Agreement dated December 5, 2016 among DPL, MUFG Securities Americas Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein.

Exhibit No.	Description

4.1	One Hundred and Sixteenth Supplemental Indenture dated as of May 4, 2015 from DPL to The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to DPL’s Current Report on Form 8-K filed on May 5, 2015).

4.2	One Hundred and Eighteenth Supplemental Indenture dated as of December 5, 2016 from DPL to The Bank of New York Mellon, as trustee.

5.1	Opinion of Wendy Stark, Vice President and General Counsel of DPL

12.1	Statement regarding computation of the ratio of earnings to fixed charges for the nine months ended September 30, 2016

* * * * *

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by DPL include those discussed herein as well as the items discussed in (1) DPL’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 14; (2) DPL’s First, Second and Third Quarter 2016 Quarterly Reports on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the Securities and Exchange Commission by DPL. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. DPL undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMARVA POWER & LIGHT COMPANY

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer
Delmarva Power & Light Company

December 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 5, 2016 among DPL, MUFG Securities Americas Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein.

4.1	One Hundred and Sixteenth Supplemental Indenture dated as of May 4, 2015 from DPL to The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to DPL’s Current Report on Form 8-K filed on May 5, 2015).

4.2	One Hundred and Eighteenth Supplemental Indenture dated as of December 5, 2016 from DPL to The Bank of New York Mellon, as trustee.

5.1	Opinion of Wendy Stark, Vice President and General Counsel of DPL

12.1	Statement regarding computation of the ratio of earnings to fixed charges for the nine months ended September 30, 2016

5